Exhibit 10.31.9

AMENDMENT NUMBER EIGHT TO THE
METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE

(Amended and Restated Effective April 1, 2014)

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE (the "Plan") is hereby amended, effective as of October 1, 2018, as follows:

1.	Section 1.4.02 of the Plan is hereby amended to replace "Metropolitan Life Insurance Company" with "MetLife Group, Inc."

2.	Section 1.4.19 of the Plan is hereby amended to replace each reference therein to "Metropolitan Life Retirement Plan for United States Employees" with "MetLife Retirement Plan."

3.	Section l.4.21(c) of the Plan is hereby amended to replace "MetLife Group, Inc." with "Metropolitan Life Insurance Company."

4.	Section 3.1 of the Plan is hereby amended to replace "Company" with "Employee Benefits Committee of the Company."

5.	Section 3.2 of the Plan is hereby amended to replace "Company or its designate" with "person designated as Plan Administrator by the Employee Benefits Committee of the Company."

6.	Section 3.3 of the Plan is hereby amended to replace "Company" with "Employee Benefits Committee of the Company" and to replace "Chief Executive Officer" with "Plan Administrator."

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on this 6th day of September, 2018 by the duly authorized individual below.

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Andrew J. Bernstein .
Andrew J. Bernstein, Plan Administrator

Witness: /s/ J.N. Eidenberg